                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      BANKERS TRUST NEW YORK CORPORATION
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      BANKERS TRUST NEW YORK CORPORATION
- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

BANKERS TRUST
NEW YORK CORPORATION

CHARLES S. SANFORD, JR., CHAIRMAN OF THE BOARD

                                                                  March 13, 1995

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at 3:00 P.M. on Tuesday, April 18, 1995 at One Bankers Trust Plaza (130 Liberty Street), New York, New York.

  We are asking you to vote for the election of directors and for the ratification and appointment of the independent auditor, as described in the Attached Notice of Meeting and Proxy Statement.

  These matters, together with three stockholder proposals that may be brought before the meeting, are more fully described in the accompanying Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors and Management recommend a vote FOR items 1 and 2 and AGAINST items 3, 4 and 5, as set forth in the enclosed proxy card.

  It is important that your shares be represented at the meeting, whether or not you are able to personally attend. Accordingly, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible.

  Thank you for your interest in the Corporation's affairs.

                                          Sincerely,

                                          /s/ Charles S. Sanford, Jr.

BANKERS TRUST
NEW YORK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 18, 1995

  The Annual Meeting of the Stockholders of Bankers Trust New York Corporation (a New York corporation) will be held at One Bankers Trust Plaza (130 Liberty Street), New York, New York, on Tuesday, April 18, 1995 at 3:00 P.M., for the following purposes:

1. to elect directors;

2. to ratify the appointment of Ernst & Young as the independent auditor for 1995; and

3. to consider and act upon three stockholder proposals, if introduced at the meeting, as described in the attached Proxy Statement;

and to transact such other business as may properly come before the meeting or adjournments thereof.

  The Board of Directors has fixed the close of business on February 28, 1995 as the time as of which stockholders of record of Bankers Trust New York Corporation who are entitled to notice of and to vote at such meeting shall be determined.

                                          By Order of the Board of Directors

                                          /s/ James T. Byrne, Jr.

                                              JAMES T. BYRNE, JR.
                                              Secretary

280 Park Avenue
New York, New York 10017
March 13, 1995

                               ----------------

                             YOUR VOTE IS IMPORTANT

    WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

PROXY STATEMENT

  This statement is submitted in connection with the solicitation of proxies by and on behalf of the Board of Directors and Management of Bankers Trust New York Corporation (the "Corporation"), 280 Park Avenue, New York, New York 10017, for the Annual Meeting of Stockholders on April 18, 1995, or adjournments thereof (the "Annual Meeting"). There were outstanding at the close of business on the record date, February 28, 1995, 78,424,545 shares of the common stock of the Corporation (the "Common Stock") entitled to vote at this meeting, each share being entitled to one vote. Only stockholders whose names appear of record on the books of the Corporation at that time will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote constitutes a quorum for the Annual Meeting. This Proxy Statement and the enclosed proxy card were mailed commencing on or about March 13, 1995.

  If a stockholder is a participant in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such participant will represent both the number of shares registered in the participant's name and the number of shares (excluding fractional shares) credited to the participant's Dividend Reinvestment Plan account as of the record date, and all such shares will be voted in accordance with the instructions on the proxy card.

  Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda; such shares will not be counted for any purpose as to the matters for which a non-vote is indicated on the broker's proxy.

PART I. ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and duly qualified. It is intended that the shares represented by the enclosed proxy will be voted for each of the nominees listed herein unless authority to vote for the election of directors is withheld. In the event that any of such nominees unexpectedly shall be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as shall be nominated by the Board's Committee on Directors.

  Didier Pineau-Valencienne, who has served as a director of the Corporation and Bankers Trust Company since 1992, has elected not to stand for reelection as a director of the Corporation and has resigned as a director of Bankers Trust Company, effective March 31, 1995.

  Following are the nominees, all of whom are currently directors of the Corporation and were elected to their present terms of office at the 1994 Annual Meeting of Stockholders, except for Phillip A. Griffiths, Director of the Institute for Advanced Study, who was elected as a director effective July 1, 1994. Information concerning each such nominee, showing the year when first elected as a director, the age, principal occupation and principal affiliations, is as follows:

 Nominees
 and Year
   Each
  Became
a Director      Principal Occupation and Other Information
- - ----------      ------------------------------------------
Photograph of   RETIRED SENIOR VICE PRESIDENT AND DIRECTOR, INTERNATIONAL BUSI-
George B.       NESS MACHINES CORPORATION. Director of Bankers Trust Company.
Beitzel         Also a director of Computer Task Group, FlightSafety Interna-
1977            tional, Inc., Phillips Gas Company, Phillips Petroleum Company,
                Roadway Services, Inc., Rohm and Haas Company and TIG Holdings, chairman emeritus of Amherst College, and chairman of the Colo-nial Williamsburg Foundation. Age 66.




Photograph of   DIRECTOR, INSTITUTE FOR ADVANCED STUDY. Director of Bankers
Phillip A.      Trust Company. Chairman, Committee on Science, Engineering and
Griffiths       Public Policy of the National Academies of Sciences and Engi-
1994            neering & the Institute of Medicine, member, National Academy of
                Sciences, American Academy of Arts and Sciences, American Philo-sophical Society, member and chairman of the Nominations Commit-tee and Committee on Science and Engineering Indicators, Na-tional Science Board, and trustee of North Carolina School of Science and Mathematics and the Woodward Academy. Former direc-tor, Research Triangle Institute. Age 56.




Photograph of   CHAIRMAN OF THE BOARD, J.C. PENNEY COMPANY, INC. Director of
William R.      Bankers Trust Company. Also a director of Exxon Corporation,
Howell          Halliburton Company, Warner-Lambert Company, National Urban
1986            League, Inc. and the National Retail Federation. Age 59.




Photograph of   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, HUNTSMAN CHEMICAL CORPORA-
Jon M.          TION. Director of Bankers Trust Company. Chairman of Huntsman
Huntsman        Group Holdings Corporation, Huntsman Specialty Chemicals Corpo-
1991            ration, Huntsman Packaging Corporation, Huntsman Holdings Corpo-
                ration, Huntsman Corporation and Petrostar Corporation, general partner of Huntsman G.C. Ltd., Trustar Ltd., chairman of Primary
                Children's Medical Center Foundation, an overseer, The Wharton
                School, University of Pennsylvania, an advisor, University of Utah, Eccles Business School, founder of Huntsman Cancer Insti-tute, University of Utah, vice chairman and director of the American Plastics Council, a director of Chemical Manufacturer's
                Association, and a trustee and president of the Jon and Karen
                Huntsman Foundation. Age 57.

 Nominees
 and Year
   Each
  Became
a Director      Principal Occupation and Other Information
- - ----------      ------------------------------------------
Photograph of   SENIOR PARTNER, AKIN, GUMP, STRAUSS, HAUER & FELD, LLP, ATTOR-
Vernon E.       NEYS-AT-LAW, WASHINGTON, D.C. AND DALLAS, TEXAS. Director of
Jordan, Jr.     Bankers Trust Company. Former president of the National Urban
1972            League, Inc. Also a director of American Express Company, Cor-
                ning Incorporated, Dow-Jones, Inc., J.C. Penney Company, Inc.,
                Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corpora-tion, Union Carbide Corporation and Xerox Corporation, a trustee of Brookings Institution, The Ford Foundation, Howard University and the Joint Center for Political and Economic Studies. Age 59.




Photograph of   CHAIRMAN OF THE EXECUTIVE COMMITTEE, PHILIP MORRIS COMPANIES
Hamish          INC. Director of Bankers Trust Company. Former chairman and
Maxwell         chief executive officer of Philip Morris Companies Inc. Also a
1984            director of The News Corporation Limited. Age 68.




Photograph of   CHAIRMAN EMERITUS, COLLINS & AIKMAN CORPORATION. Director of
Donald F.       Bankers Trust Company. Also a director of Massachusetts Mutual
McCullough      Life Insurance Co. and Melville Corporation, chairman of the
1971            board of The Taft School and director of Boys & Girls Club of
                America. Age 69.




Photograph of   INVESTOR. Director of Bankers Trust Company. Former co-chief ex-
N.J. Nicholas   ecutive officer of Time Warner Inc. Also a director of Boston
Jr.             Scientific Corporation and Xerox Corporation. Age 55.
1989




Photograph of   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE PALMER GROUP. Director
Russell E.      of Bankers Trust Company. Former Dean of The Wharton School,
Palmer          University of Pennsylvania and former chief executive officer of
1988            Touche Ross & Co. (now Deloitte & Touche). Also a director of
                Allied-Signal Inc., Contel Cellular, Inc., Federal Home Loan
                Mortgage Corporation, GTE Corporation, Imasco Limited, The May
                Department Stores Company and Safeguard Scientifics, Inc., and member, advisory board of the Controller General of the United
                States, and a trustee, the University of Pennsylvania. Age 60.

 Nominees
 and Year
   Each
  Became
a Director      Principal Occupation and Other Information
- - ----------      ------------------------------------------
Photograph of   CHAIRMAN OF THE BOARD OF THE CORPORATION AND BANKERS TRUST COM-
Charles S.      PANY. Director of Bankers Trust Company. Also a director of J.C.
Sanford, Jr.    Penney Company, Inc. and Mobil Corporation, an overseer, The
1982            Wharton School, University of Pennsylvania, and member of The
                Business Roundtable and The Business Council. Age 58.





Photograph of   PRESIDENT OF THE CORPORATION AND BANKERS TRUST COMPANY. Director
Eugene B.       of Bankers Trust Company. Member of the executive committee and
Shanks, Jr.     trustee of Vanderbilt University. Age 48.
1992



Photograph of   FORMER VICE PRESIDENT, THE EDNA MCCONNELL CLARK FOUNDATION (A
Patricia        CHARITABLE FOUNDATION). Director of Bankers Trust Company. Also
Carry           a director of Continental Corporation, Melville Corporation, and
Stewart         Community Foundation for Palm Beach and Martin Counties, and
1977            vice chairman and a trustee of Cornell University. Age 66.




Photograph of   VICE CHAIRMAN OF THE CORPORATION AND BANKERS TRUST COMPANY. Di-
George J.       rector of Bankers Trust Company. Also a director of Northwest
Vojta 1992      Airlines, Private Export Funding Corp. and the New York State
                Banking Board, and a partner of New York City Partnership. Age
                59.

                       SECURITY OWNERSHIP OF MANAGEMENT

 Title
  of        Name of Beneficial           Amount and Nature
 Class             Owner           of Beneficial Ownership/1/,/2/ Percent of Class/3/
 -----   ------------------------- ------------------------------ -------------------
Common   Baechle, James J.           290,119 (D)/4/,/5/
 Stock.                               10,298 (I) (EBP)
                                         710 (I) (ESOP)
Common   Beitzel, George B.            5,100 (D)
 Stock.                                6,000 (I) (As Trustee)
                                       3,058 (D) (DRIP)
Common   Griffiths, Phillip A.
 Stock.                                  200 (D)
Common   Howell, William R.
 Stock.                                2,150 (D)
Common   Huntsman, Jon M.
 Stock.                               16,200 (D)
Common   Jordan, Vernon E. Jr.         3,825 (D)
 Stock.                                1,972 (D) (DRIP)
Common   Manganello, Joseph A. Jr.   183,015 (D)/4/,/5/
 Stock.                                1,211 (I) (EBP)
                                         676 (I) (ESOP)
Common   Maxwell, Hamish               2,500 (D)
 Stock.                                1,455 (D) (DRIP)
Common   McCullough, Donald F.         5,150 (D)
 Stock.                                  447 (D) (DRIP)
Common   Nicholas, N.J. Jr.
 Stock.                                1,900 (D)
Common   Palmer, Russell E.
 Stock.                                2,400 (D)
Common   Sanford, Charles S. Jr.     413,691 (D)/4/,/5/
 Stock.                                  710 (I) (ESOP)
Common   Shanks, Eugene B. Jr.       368,362 (D)/4/,/5/
 Stock.                                3,604 (I) (EBP)
                                         231 (I) (ESOP)
Common   Stewart, Patricia C.
 Stock.                                4,700 (D)
Common   Vojta, George J.            290,785 (D)/4/,/5/
 Stock.                                   38 (I) (ESOP)
Common   Yates, Timothy T.           127,434 (D)/4/,/5/
 Stock.                                  545 (I) (ESOP)
Common   Directors and Executive   1,717,531 (D)/6/                      2.1%
 Stock.  Officers as a group           6,000 (I) (As Trustee)
                                       6,932 (D) (DRIP)
                                      15,113 (I) (EBP)
                                       2,910 (I) (ESOP)

- - --------
/1/Ownership as of January 31, 1995. Shares of common stock have been rounded to the nearest full share.
/2/As denoted next to share amounts: (D) represents shares directly held; (I) represents shares indirectly held; (DRIP) represents shares held in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan; (ESOP) represents shares held in the Corporation's Employee Stock Ownership Plan; and
(EBP) represents shares held in the Corporation's Qualified Employee Benefit Plans.
/3/Based on January 31, 1995 outstanding securities of 78,363,334 and exercisable options of 5,358,148, the number of shares of the Corporation's common stock owned by any member of Management constitutes less than 1% of the total outstandings of the class.
/4/Includes options now exercisable and those that become exercisable within 60 days for each of the named Executive Officers, as follows: Baechle-- 139,000; Manganello--128,000; Sanford--194,155; Shanks--229,648; Vojta--
177,939; and Yates--81,000.
/5/Does not include vested (non-forfeitable) shares which are mandatorily deferred for 5 years (commencing with the end of the performance year) under the Partnership Equity Plan, a component of the 1991 and 1994 Stock Option and Stock Award Plans, for each of the named Executive Officers, as follows:
Baechle--35,404; Manganello--35,404; Sanford--93,975; Shanks--78,094; Vojta--
56,647; and Yates--42,292.
/6/Includes 949,742 options that will be exercisable within 60 days and does not include 341,816 vested shares under the Partnership Equity Plan.

  Certain shares held by Vernon E. Jordan, Jr. (aggregating 248 shares, or less than 5% of his total current holdings) accumulated for his account over a 10-year period through the automatic reinvestment feature of the Corporation's dividend reinvestment plan, which plan is available to all holders of the Corporation's Common Stock, were inadvertently not included in otherwise timely filings required under

Section 16(b) of the Securities Exchange Act of 1934. These shares were reported in his 1994 year-end Form 5 filing with the SEC.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  (1)
 Title                  (2)                                            (3)              (4)
   of          Name and Address of                             Amount and Nature of Percent of
 Class           Beneficial Owner                              Beneficial Ownership   Class
 -----         -------------------                             -------------------- ----------
 Common  The Capital Group Companies Inc.                           7,618,400(a)       9.80%
 Stock   333 South Hope Street
         Los Angeles, CA 90071
 Common  Wellington Management Company                              7,780,151(b)      10.01%
 Stock   75 State Street
         Boston, MA 02109
         . Vanguard/Windsor Fund, Inc.    6,495,619 (8.36%)(c)
           P.O. Box 2600
           Valley Forge, PA 19482
         . Other Funds                    1,284,532 (1.65%)

- - --------
(a) Sole investment power with respect to all of said shares and sole voting power with respect to 1,361,600 of said shares.
(b) No sole investment or voting power. Shared investment power with respect to all of said shares and shared voting power with respect to 800 of such shares.
(c)Shared investment power with respect to all of said shares and sole voting power with respect to all of said shares.

  Each of the 13G Schedules filed with respect to the above beneficial owners disclose that the shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Corporation, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS AND THEIR ASSOCIATES IN TRANSACTIONS WITH THE CORPORATION

  Some of the Corporation's directors and executive officers and their associates, including affiliates and related interests, are customers of the Corporation and/or subsidiaries of the Corporation and some of the Corporation's directors and executive officers and their associates, including affiliates and related interests, are directors or officers of, or investors in, corporations or members of partnerships or have an interest in other entities which are customers of the Corporation and/or such subsidiaries. As such customers, they have had transactions in the ordinary course of business with the Corporation and/or such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility.

  During 1994, the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, of which Vernon E. Jordan, Jr. is a senior partner, performed legal services for a subsidiary of the Corporation, for which that firm was paid its usual and customary fees, and is expected to perform services for a subsidiary in 1995. Hamish Maxwell is also a director of a small business investment company subsidiary of the Corporation and, in accordance with policy, non-officer directors of that subsidiary are permitted to purchase participations in loans and investments of that subsidiary. During 1994, Mr. Maxwell purchased participation interests totalling $62,476 in transactions in which the subsidiary's aggregate investments were approximately $78 million.

EXTENSION OF DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY

  The Directors and Officers Liability Insurance Policy, which the Corporation has maintained since June 1, 1972, was extended as of June 1, 1994. This policy will reimburse the Corporation and/or any of its subsidiaries for certain payments they may be required to make in indemnifying their directors and officers, and covers directors and officers against certain liabilities and expenses for which they may not or cannot be indemnified by the Corporation. The policy also includes coverage for a director or an officer who serves as a director of a non-subsidiary corporation at the request of the Corporation. The policy is written by National Union Fire Insurance Company of Pittsburgh and other independent insurance companies at an annual premium of $2,645,561. No sums were paid by the insurers under this policy in 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Corporation and Bankers Trust Company (the "Bank"), its principal subsidiary, each maintains the Board Committees described below. Included with the descriptions are the number of times each Committee met during 1994 and a list of the current members of each such Committee:

  EXECUTIVE COMMITTEE (ALSO FUNCTIONS AS THE DIVIDEND COMMITTEE)--3 MEETINGS. The Executive Committee has the authority to act for the Board of Directors, except when the Board is in session and subject to certain statutory limitations on its authority. The Committee also considers and acts on matters which do not require full Board consideration and approval and, upon the request of Management, it considers some matters on a preliminary basis before their submission for full Board consideration or approval. This Committee also serves as the Dividend Committee, in which capacity its sole function is to declare and set aside contractually required dividends (such as those declared from time to time on preferred stock issues) which may become due during the periods between scheduled Board meetings. Current Members: Charles S. Sanford, Jr., Chairman; George B. Beitzel; William R. Howell; Vernon E. Jordan, Jr.; Hamish Maxwell; Russell E. Palmer; and Eugene B. Shanks, Jr.

  HUMAN RESOURCES COMMITTEE--6 MEETINGS. The Human Resources Committee is comprised entirely of independent outside directors. The function of the Committee is to review and evaluate, in comparison with the Corporation's competitors, the Corporation's performance and the executives' actual compensation and benefits and their share ownership. The Committee is updated periodically with information provided to the Corporation by independent compensation and benefit consultants and is responsible for approving and monitoring those policies which support corporate strategic objectives and govern both annual cash compensation and long term stock ownership programs. Key aspects of this process require the Committee to compare the Corporation's pay practices to its missions and long term goals and assess ways in which compensation incentives support the creation of value for the Corporation's stockholders. Current Members: William R. Howell, Chairman; Jon M. Huntsman; Vernon E. Jordan, Jr.; Hamish Maxwell; and Patricia C. Stewart.

  AUDIT COMMITTEE--23 MEETINGS. The Audit Committee, comprised entirely of independent outside directors, is appointed annually by the Board of Directors to oversee the accounting, reporting and audit practices established by Management. The Committee meets regularly with Management and the internal, credit and independent auditors (the "Auditors"). The Auditors have free access to the Audit Committee without the presence of Management. The Committee reports regularly to the Board of Directors on its activities and such other matters as it deems necessary. Current Members: George B. Beitzel, Chairman; Phillip A. Griffiths; N.J. Nicholas Jr.; and Russell E. Palmer.

  COMMITTEE ON CONTROLS (SUB-COMMITTEE OF AUDIT)--3 MEETINGS. The Committee on Controls, comprised entirely of independent outside directors, is appointed annually by the Board of Directors as a sub-committee of the Audit Committee. The Committee on Controls is responsible for monitoring the effectiveness and quality of the Corporation's standards and control systems, and has unrestricted access to corporate records, facilities and personnel in the conduct of its business. The Committee reports to the Board of Directors through the Audit Committee. Current Members:
Russell E. Palmer, Chairman; Hamish Maxwell; Donald F. McCullough; and Patricia
C. Stewart.

  COMPLIANCE COMMITTEE (ESTABLISHED 12/94 AS A COMMITTEE OF THE CORPORATION
ONLY). The newly established Compliance Committee is comprised entirely of independent outside directors with responsibility to monitor compliance with the provisions of a Written Agreement, dated December 4, 1994, and a Memorandum of Understanding, dated December 21, 1994, which the Corporation, the Bank and BT Securities Corporation entered into with the Federal Reserve Bank of New York and the New York State Banking Department, respectively, concerning the leveraged derivatives transactions business within the Corporation and certain of its subsidiaries. Commencing with the quarter ending March 31, 1995 and for each quarter thereafter until the above agreements are terminated, Management shall prepare and submit to the Committee quarterly written reports on the leveraged derivatives transactions business, which reports the Committee shall provide to the Board of Directors and the Corporation's regulatory agencies. Current Members: George B. Beitzel, Chairman; Phillip A. Griffiths; N.J. Nicholas Jr.; and Russell E. Palmer.

  COMMITTEE ON DIRECTORS--3 MEETINGS. The Committee on Directors is comprised entirely of independent outside directors. The Committee is responsible for nominating directors and reviewing the effectiveness and procedures of the Board, the Board Committees and corporate governance. The Committee also has the responsibility to make recommendations regarding these issues to the Board. The Committee will consider a nominee recommended by a stockholder by a written notification to it, not later than 90 days in advance of the Annual Meeting of Stockholders in care of the Secretary of the Corporation, of the name of such person with appropriate biographical data and that person's written consent to submission of his or her name to the Committee for its consideration. Current
Members: Hamish Maxwell, Chairman; George B. Beitzel; Jon M. Huntsman; N.J. Nicholas Jr.

  COMMITTEE ON PUBLIC RESPONSIBILITY AND CONCERN--4 MEETINGS. The function of the Committee on Public Responsibility and Concern is to review policy and audit the performance of the Corporation in the discharge of its social responsibilities, which include, but are not limited to, the Corporation's Equal Opportunity and Vendor Outreach programs, community reinvestment activities, contributions program and its political action committee. Current
Members: Vernon E. Jordan, Jr., Chairman; Donald F. McCullough; N.J. Nicholas Jr.; Eugene B. Shanks, Jr.; and Patricia C. Stewart.

  In addition to the Committee meetings shown above, there were 10 regularly scheduled and 2 special meetings of the Board of Directors during 1994. Director attendance at Board meetings averaged 88% during the year and aggregate attendance at Committee meetings averaged 83%. Aggregate Board and Committee meeting attendance for Mr. Jordan was below 75%.

COMPENSATION OF NON-OFFICER DIRECTORS

  Each director who is not also an officer receives an annual retainer, which in 1994 amounted to $58,500, comprised of cash and a valuation of 400 shares of Common Stock received in that year. Each such director is also paid a fee of $1,000 for each Board meeting and Executive Committee meeting he or she attends. Each such director who is a member of the Compliance Committee, the Human Resources Committee, the Committee on Public Responsibility and Concern or the Committee on Directors receives a fee of $1,000 for each Committee meeting he or she attends and the Chairman of each of those committees receives an additional annual fee of $3,000. The Chairman of the Audit Committee receives an annual fee of $15,000 and its other members receive an annual fee of $7,500. In consideration of the extraordinary number of Audit Committee meetings held during 1994, each member of the Committee received an additional $7,500. The Chairman of the Committee on Controls receives an annual fee of $10,000 and its other members receive an annual fee of $5,000. Members of the Audit Committee and the Committee on Controls do not receive meeting fees. Directors may elect to defer receipt of all or a portion of their directors' fees in cash or in Common Stock equivalents until they leave the Board, at which time a cash only payment would be made in a lump sum or in annual installments over a period not to exceed 10 years. Until paid, deferred fees earn additional compensation at the same rate as the yield on one-year Treasury Bills, adjusted on a quarterly basis or, if deferred for Common Stock equivalents, dividend equivalents are credited on the share equivalents and are treated as investments in additional share equivalents or fractional share equivalents. Upon retirement, a director who has served at least 10 years as a non-officer director receives an annual payment of $20,000 for life. If service is less than 10 years, but more than five years, the benefit is prorated. Upon a Change of Control of the Corporation (as defined below), all deferred fees would be paid immediately to these directors.

  A "Change of Control of the Corporation" is defined as: (i) an acquisition (other than from the Corporation) by an individual, entity or a group (excluding the Corporation, an employee benefit plan, or a corporation the stock of which is owned 80% or more by the Corporation's stockholders in substantially the same proportions as their holdings in the Corporation) of beneficial ownership of 20% or more of the Corporation's voting stock; (ii) a change in a majority of the Board of Directors (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a merger or consolidation (other than a merger or consolidation in which all or substantially all of the stockholders of the Corporation receive 80% or more of the stock of the surviving company); or (iv) a complete liquidation or dissolution of the Corporation or the sale of all, or substantially all, of the assets of the Corporation.

  1995 HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Human Resources Committee of the Board of Directors (the "Committee") is comprised entirely of outside directors, none of whom is a former or current officer or employee of Bankers Trust New York Corporation or its subsidiaries (for purposes of this report, the "Corporation"). Following directly after this report is a discussion of other relationships between these Board members and the Corporation, entitled "Compensation Committee Interlocks and Insider Participation."

  The Committee reviews and approves compensation and benefit plans and policies applicable to senior officers of the Corporation. The Committee determines compensation packages for the Chief Executive Officer and other executive officers of the Corporation, and submits such compensation packages to the Board for ratification.

  During 1994, the Committee met six times to review and evaluate executive compensation and benefit programs, including information periodically provided to the Corporation by independent compensation and benefit consultants.

  Consistent with the Corporation's philosophy of pay for performance and as more fully discussed below, overall compensation levels for the 1994 Performance Year have been significantly decreased from those paid on the Corporation's record earnings for 1993. The compensation package for Charles S. Sanford, Jr., the Chief Executive Officer, decreased by more than 50%.

COMPENSATION POLICIES

  The Committee's executive compensation policies are designed (a) to attract and retain the best individuals available in each area of global financial services in which the Corporation competes for profits, (b) to motivate and reward such individuals based on corporate, business unit and individual performance, and (c) to align executives' and stockholders' interests through equity-based incentives. In implementing its policies, the Committee evaluates the Corporation's performance usually over a 3 to 5 year period rather than considering a single year when external economics and business conditions may produce results unrelated to management performance. Executive officer pay, including that of the Chief Executive Officer, is determined and administered by the Committee on the basis of total compensation rather than as separate free-standing components.

  The determination of each executive officer's total compensation package begins with the Committee evaluating the Corporation's annual and long term performance compared to a total of nine investment banks and commercial banks (listed on page 17) which are regarded as a peer group of the Corporation (the "Peer Group"). A key determinant of overall levels of compensation is the pay practices of the Peer Group. The Corporation's pay practices have placed compensation paid to its executive officers in the 50th to 75th percentile within the Peer Group. As part of this process, the Committee considers quantitative as well as qualitative factors without assigning uniform relative weights to them. The Corporation's performance relative to the Peer Group is reviewed using the following factors: level, quality, consistency and growth of earnings, the return on equity, and the total stockholder return. The Committee also considers prevailing economic conditions and business opportunities available to firms in the financial services industry.

  In arriving at total compensation levels, the Committee evaluates each individual's contribution to the overall performance of the Corporation. In addition, the Committee takes into account such factors as leadership and technical skills, teamwork, recruiting and other management contributions to the Corporation.

  The Committee exercises its judgment in setting an appropriate amount of current cash to equity within each individual's compensation package. The cash to equity ratio of compensation packages for the executive officer group as a whole, for the past several years, has been approximately 2:3. This approach reflects the Committee's commitment to increasing stockholder values through significant management stock ownership.

  For the 1994 Performance Year, the cash to equity ratio was 1:4. This means that of each dollar of total compensation earned by the group in 1994, approximately eighty cents was paid in the form of equity in the Corporation.

  In determining compensation levels for the year, the Committee was cognizant of the fact that the firm's above market commitment to equity-based compensation had a significant impact on executives in 1994.

  In addition, the Committee recognizes that the Corporation's long term success is dependent on its key resource--highly talented individuals whom it must attract and retain in an extremely competitive environment.

  It is the Committee's policy to maximize the effectiveness, as well as the tax-efficiency, of the Corporation's executive compensation programs. With regard to future executive compensation actions, the Committee's policy is to maintain flexibility to take actions that it deems to be in the best interests of the Corporation and its stockholders but which may not necessarily qualify for tax deductibility under Section 162(m) or other sections of the Internal Revenue Code.

COMPENSATION COMPONENTS

  Salary has represented in the past approximately 10% to 15% of executive officers' total compensation. Although reviewed annually for appropriateness in the Committee's judgment, salary levels are not ordinarily adjusted each year. Salary levels for the named Executive Officers are determined by the Committee on the basis of what, in its discretion, it deems to be appropriate pay for the responsibilities involved.

  Partnership Equity Plan Awards are a type of grant made under Section 7 of the Corporation's 1991 Stock Option and Stock Award Plan and Section 7 of the Corporation's 1994 Stock Option and Stock Award Plan (Deferred Stock Awards). Partnership Equity Plan Awards are granted in the form of performance units, the value of which is determined by a quantitative formula directly related to net income of the Corporation. The formula produces a schedule that assigns to performance units a dollar value based on various levels of net income of the Corporation (i.e., the higher the Corporation's net income, the higher the value of that performance year's units).

  Prior to the beginning of each year, the Committee will review the formula in the context of the Corporation's strategic direction and current business conditions. If deemed appropriate by the Committee, the performance formula is revised at that time. Also, prior to or at the beginning of the year, and based on the sole discretion of the Committee, the number of performance units granted to each participant under the Plan will be fixed. In determining the number of units granted, the Committee considers each participant's level of responsibility, individual performance and contributions to the long-term success of the Corporation without assigning uniform relative weights to them. The number of units awarded multiplied by the unit value results in a dollar amount that is converted into book-entry shares issued at an annual average price of the Common Stock.

  Under the terms of the Partnership Equity Plan, unit awards are converted at the end of the performance year to book-entry shares and deferred for five years. While deferred, Partnership Equity Plan shares are credited with the equivalent of the quarterly net income per share of Common Stock; the dividend portion is paid currently in cash and the balance is deferred into additional Partnership Equity Plan shares. At the end of the deferral period, all shares are distributable in Common Stock.

  Employee Stock Options are generally granted at consistent share levels from year to year without reference to present holdings of unexercised options or appreciation thereon. Individual share grant levels are reviewed annually and are periodically adjusted to reflect a number of factors, including the individual's contribution to the long term success of the Corporation.

  For total compensation valuation purposes, stock options are valued at one third of the option exercise price. On June 21, 1994, stock options were granted at an exercise price of $68.625. In determining total compensation, the Committee values these options at $22.875, which represents one third of the exercise price.

  Annual Bonus. As discussed above, the Committee uses a total compensation approach in determining appropriate pay levels for each executive officer. At the end of each performance year, the annual bonus award is determined with reference to the factors outlined above and by taking into consideration the value of all other components of the executive's compensation package. Annual bonuses may be paid in cash, stock, or a combination of cash and stock, as determined by the Committee. In the past, annual cash bonuses have represented 20% to 30% of executive officer total compensation. Bonuses are funded from a pool determined by a formula based on annual corporate net income under the Incentive Bonus Plan for Corporate Officers. The Committee fixes specific bonus awards based on its evaluation of an individual's annual performance and contributions to the Corporation.

1994 CHIEF EXECUTIVE OFFICER COMPENSATION ACTIONS

  For the 1994 performance year, after taking into consideration the Corporation's 1993 pay package for Mr. Sanford as compared with the 1993 CEO practices of other firms in the Peer Group, and in view of the Corporation achieving in 1994 a competitive return on equity in a difficult environment, the Committee decided on a total compensation package for Mr. Sanford of approximately $4.8 million. This amount is expected to place him at or below the third quartile in total compensation for CEOs in the Peer Group for 1994.

  Included in Mr. Sanford's package is an annual base salary of $750,000. In comparing his 1994 salary to that of other CEOs in the Peer Group, the Committee decided not to increase this amount, which was set in February 1992. The Committee has not taken any action in regard to Mr. Sanford's salary for 1995.

  Mr. Sanford's Partnership Equity Plan Award for 1994 was $591,400. This compares to his 1993 Award of $5,094,500. As noted above, the formula for the value of awards under this plan is based on corporate net income and was established by the Committee at the beginning of the performance year.

  The value of Mr. Sanford's 60,000-share Employee Stock Option award is $1,372,500 (one third of the exercise price multiplied by the number of option shares awarded). Mr. Sanford was granted an equal number of employee stock options in 1993.

  On the basis of the $4.8 million total compensation amount that had been determined by the Committee, and after taking into consideration the above components awarded earlier in the year, the Committee decided to award Mr. Sanford 35,000 shares of restricted stock having a value of $2.1 million and no cash bonus.

  The value of all compensation outlined above paid to Mr. Sanford for 1994 was $4,813,900 of which 84.4% was paid in the form of equity of the Corporation. This amount represents a decrease of over 50% compared to that awarded to him in 1993. Not included are his retirement plan benefits or earnings and appreciation on past Partnership Equity Plan Shares.

  The Committee deems Mr. Sanford's compensation package for 1994 to be appropriate, particularly in view of the relative performance of the Corporation compared to that of the Peer Group, the improving quality of the firm's assets and the increasing book value of the Common Stock. The Corporation is expected to place between the 2nd and 3rd quartiles among the Peer Group in terms of return on average common equity.

CONCLUSION

  Through the program described above, a very significant portion of executive officer compensation is linked directly to individual and corporate performance and stock price appreciation. As the Corporation moves forward to create stockholder value for the 1990's, the Committee will continue to monitor and evaluate its strategy for executive officer compensation.

  The Committee believes that it is its responsibility to assure that the pay practices of the Corporation are internally effective in support of the Corporation's current and long term goals and objectives and are competitive in the marketplace to attract, retain and motivate the talent needed to maintain the Corporation's current leadership position.

                                                      The Human Resources
                                                      Committee
                                                      William R. Howell,
                                                      Chairman
                                                      Jon M. Huntsman
                                                      Vernon E. Jordan, Jr.
                                                      Hamish Maxwell
                                                      Patricia C. Stewart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee (the "HR Committee") consists of the following persons: William R. Howell, Jon M. Huntsman, Vernon E. Jordan, Jr., Hamish Maxwell and Patricia C. Stewart, all of whom are non-officer directors and none of whom are employees or former or current officers of the Corporation or its subsidiaries. Mr. Howell, who serves as the Chairman of the HR Committee, is the Chairman of the Board of J.C. Penney Company, Inc. Mr. Sanford, Chairman of the Corporation, is a director of J.C. Penney Company, Inc. but does not serve on its Compensation Committee.

  Three of the directors who are members of the HR Committee and their associates, including affiliates and related interests, are customers of the Corporation and/or subsidiaries of the Corporation and some of these directors and their associates, including affiliates and related interests, are directors or officers of, or investors in, corporations or members of partnerships or have an interest in other entities which are customers of the Corporation and/or such subsidiaries. As such customers, they have had transactions in the ordinary course of business with the Corporation and/or such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility.

  During 1994, the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, of which Vernon E. Jordan, Jr. is a senior partner, performed legal services for a subsidiary of the Corporation, for which that firm was paid its usual and customary fees, and is expected to perform services for a subsidiary in 1995. Hamish Maxwell is also a director of a small business investment company subsidiary of the Corporation and, in accordance with policy, non-officer directors of that subsidiary are permitted to purchase participations in loans and investments of that subsidiary. During 1994, Mr. Maxwell purchased participation interests totalling $62,476 in transactions in which the subsidiary's aggregate investments were approximately $78 million.

I. SUMMARY COMPENSATION TABLE ($000 OMITTED)

                                                                             Long Term
                                       Annual Compensation                 Compensation
                          ---------------------------------------------- -----------------
                                                    Bonus                     Awards
                                      ---------------------------------- -----------------
                                                                         Restricted Stock   All Other
                                        Cash        Stock                  Stock    Option Compensation
       Executive          Year Salary    (a)          (b)        Total   Awards (c) Shares     (d)
       ---------          ---- ------ --------  +  --------  =  -------- ---------- ------ ------------
Charles S. Sanford,       1994 $750.0 $    7.1     $  591.4     $  598.5  $2,113.1  60,000    $492.8
 Jr. ...................  1993  750.0  3,021.2      5,094.5      8,115.7       0.0  60,000     301.4
 Chairman and             1992  743.8  1,617.7      1,295.4      2,913.1   2,318.8  50,000     163.7
 Chief Executive Officer
Eugene B. Shanks, Jr. ..  1994  500.0      7.1        506.9        514.0   1,871.6  50,000     379.5
 President                1993  500.0  2,521.2      4,366.7      6,887.9       0.0  50,000     214.0
                          1992  491.7  1,569.7        942.1      2,511.8   1,987.5  40,000     113.7
George J. Vojta.........  1994  500.0      7.1        338.0        345.1     947.9  40,000     318.4
 Vice Chairman            1993  500.0  1,121.2      2,911.1      4,032.3       0.0  40,000     214.0
                          1992  491.7  1,119.7        942.1      2,061.8     662.5  40,000     113.7
Timothy T. Yates........  1994  262.5      7.1        338.0        345.1     742.6  40,000     215.2
 Chief Financial Officer  1993  250.0    921.2      2,183.3      3,104.5       0.0  30,000     126.5
                          1992  245.8    711.4        588.8      1,300.2     496.9  25,000      63.7
James J. Baechle........  1994  300.0    457.1        211.2        668.3     157.0  25,000     199.9
 General Counsel          1993  300.0    721.2      1,819.4      2,540.6       0.0  25,000     136.5
                          1992  295.8    611.4        588.8      1,200.2       0.0  25,000      73.7
Joseph A. Manganello,     1994  300.0    532.1        211.2        743.3     181.1  25,000     199.9
 Jr. ...................  1993  300.0    521.2      1,819.4      2,340.6       0.0  25,000     136.5
 Chief Credit Officer     1992  295.8    511.4        588.8      1,100.2       0.0  25,000      73.7

- - --------
(a) Includes annual bonus and profit-driven benefit payable in cash from the PartnerShare Plan, the Corporation's defined contribution plan.
(b) Includes the value of book-entry shares awarded by formula based on corporate earnings under the Partnership Equity Plan. Under the plan, shares vest at the end of the performance year and are deferred for five additional years. While deferred, award shares earn the equivalent of net income per share (EPS) on the Common Stock. Of these earnings, the portion equal to the current per share dividend is paid out currently in cash and the balance (EPS less dividend) is reinvested into additional book-entry shares. Dividend equivalents are paid at the same rates as are paid on the Common Stock and are not included in the above totals. No dividends were paid in 1994 on the 1994 Awards.
(c) The number and value of restricted stock holdings at the end of 1994 are:
    Sanford--70,000 shares, value--$3,876,250; Shanks--55,000 shares, value-- $3,045,625; Vojta--20,000 shares, value--$1,107,500; Yates--12,500 shares, value--$692,188. Messrs. Baechle and Manganello did not hold any restricted shares at the end of 1994. For these purposes, the stated values of restricted stock holdings are the current market values without giving effect to the diminution of values attributable to the restrictions on such stock. Dividends are paid quarterly on the above restricted stock.
(d) Includes earnings per share less cash dividends ("net E.P.S. credits") earned on 1992 and 1993 Partnership Equity Plan Awards and non-elective company contributions to defined contribution plans. For 1994, net E.P.S. credits earned on Partnership Equity Plan Awards and non-elective contributions to defined contribution plans, respectively, for each of the named Executive Officers are as follows: Sanford--$333,759 and $159,000; Shanks--$270,521 and $109,000; Vojta--$209,390 and $109,000; Yates--
    $146,151 and $69,000; Baechle--$130,869 and $69,000; and Manganello--
    $130,869 and $69,000. Net E.P.S. credits on the 1994 Partnership Equity Plan begin in 1995. Does not include life insurance premiums paid under a plan that is available generally to all salaried employees and the annual premium for which is under $25,000 for any one of the named Executive Officers.

II. OPTIONS/SAR GRANTS TABLE

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                        % of
                                        Total                          Potential Realizable Value at Assumed
                                       Options                              Annual Rates of Stock Price
                                       Granted                                     Appreciation
                                         to                                    for Option Term(/4/)
                                      Employees                       ---------------------------------------
                           Options    in Fiscal  Exercise  Expiration    0%           5%            10%
          Name           Granted(/1/)   Year    Price(/2/) Date(/3/)  ($68.625)   ($111.78)      ($178.00)
          ----           ------------ --------- ---------- ---------- --------- -------------- --------------
C. Sanford..............    60,000      2.45%    $68.625    6/22/04        0    $    2,589,300 $    6,562,500
E. Shanks...............    50,000      2.04      68.625    6/22/04        0         2,157,750      5,468,750
G. Vojta................    40,000      1.63      68.625    6/22/04        0         1,726,200      4,375,000
T. Yates................    40,000      1.63      68.625    6/22/04        0         1,726,200      4,375,000
J. Baechle..............    25,000      1.02      68.625    6/22/04        0         1,078,875      2,734,375
J. Manganello...........    25,000      1.02      68.625    6/22/04        0         1,078,875      2,734,375
ALL COMMON
 STOCKHOLDERS(/5/)......       N/A       N/A         N/A        N/A        0    $3,407,707,387 $8,636,727,969

- - --------
(1) Stock options granted on 6/21/94 by the Corporation to the Chief Executive Officer and each of the other named Executive Officers, all of which became exercisable one year after grant. No SARs were granted during 1994.
(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, or by delivery of already-owned shares subject to certain conditions. Tax withholding obligations relating to the exercise may be paid in cash or by offset of the underlying shares, subject to certain conditions.
(3) Nonqualified Stock Options have a term of ten years and one day. Incentive Stock Options have a term of ten years (6/21/04). Both are subject to earlier termination in certain events related to termination of employment.
(4) Total dollar gains based on indicated rates of appreciation over a ten year term. Assumed future stock prices are shown in parentheses.
(5) Hypothetical dollar gains on shares of the Common Stock outstanding (less shares held in Treasury) at 6/30/94 for comparison with assumed appreciation in shares subject to options granted in 1994 to each of the named Executive Officers.

  The potential realizable value of each grant of employee stock options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, are shown above. Hypothetical future values, based on the difference between the option price at date of grant and the stock prices shown in parentheses, indicate what gain would be realized if such options were exercised immediately prior to their expiration date. The actual future gain, if any, of the stock options will depend upon the future appreciation in the market price of the Common Stock. There is no assurance that the assumed future values reflected in this Table will actually be attained. Use of this model should not be viewed in any way as a forecast of the future performance of the Corporation's stock, which will be determined by future events and unknown factors.

III. OPTION EXERCISES AND YEAR END VALUE TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                  Number of Unexercised     Value of Unexercised
                                                 Options at Fiscal Year     In-the-Money Options
                                                           End             at Fiscal Year End(/2/)
                          Shares      Value     ------------------------- -------------------------
   Name                  Acquired Realized(/1/) Exercisable Unexercisable Exercisable Unexercisable
   ----                  -------- ------------- ----------- ------------- ----------- -------------
C. Sanford..............       0    $      0      194,155      60,000      $ 86,386        $ 0
E. Shanks...............  12,906     432,351      229,648      50,000       875,500          0
G. Vojta................  16,061     536,498      177,939      40,000       300,831          0
T. Yates................       0           0       81,000      40,000         8,125          0
J. Baechle..............       0           0      143,305      25,000       580,320          0
J. Manganello...........       0           0      128,000      25,000       314,376          0

- - --------
(1) Market value of underlying securities at exercise minus option price.
(2) Market value of underlying securities at year end minus option price. The value of unexercised in-the-money stock options at December 31, 1994 shown above are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market value of the Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in the table will be realized.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN TO SHAREHOLDERS*

                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN

        AMONG Bankers Trust, S&P 500 INDEX AND Peer Group INDEX

Measurement period                      S&P 500         Peer Group
(Fiscal year Covered)   Bankers Trust   Index           Index
- - ---------------------   -------------   ---------       ----------
Measurement PT -
12/31/89                $ 100           $ 100           $ 100

FYE 12/31/90            $ 112           $ 97            $ 72
FYE 12/31/91            $ 173           $ 126           $ 121
FYE 12/31/92            $ 194           $ 136           $ 152
FYE 12/31/93            $ 234           $ 150           $ 193
FYE 12/31/94            $ 172           $ 152           $ 181

- - --------
*See Notes and Sources below
- - --------
Notes:
. Total return to shareholders is stock price appreciation and all dividends reinvested.
. Peer Group companies annually weighted based on 1990 through 1994 market capitalization at the beginning of each year.
. Bankers Trust and Peer Group returns calculated based on dividend reinvestment on payment dates.
. S&P 500 information obtained from S&P CompuStat Services, Inc.
. All data as of 12/31/94
. Companies in Peer Group are:
   The Bear Stearns Companies Inc.
   The Chase Manhattan Corporation
   Chemical Banking Corporation
   Citicorp
   Merrill Lynch & Co. Inc.
   J.P. Morgan & Co. Incorporated
   Morgan Stanley Group Inc.
   PaineWebber Group, Inc.
   Salomon Inc

Sources:
  Bloomberg Data Service
  The Value Line Investment Survey
  CompuServe Data Service
  Dow Jones Data Service
  Standard & Poors Stock Guide

LONG TERM INCENTIVE PLANS AND REPRICED OPTIONS

  Since the Corporation does not have a Long Term Incentive Plan, as defined by the Securities and Exchange Commission, and has not repriced any ten year options or SARs, these two tables have not been included.

PENSION PLAN

  The following table shows the estimated annual pension benefits payable at normal retirement age to a covered participant, who has attained the earnings and years of service classifications indicated, under the Corporation's tax-qualified defined benefit pension plan ("Pension Plan") and non-qualified supplemental pension plan ("Supplemental Retirement Plan"), based upon compensation that is covered under the plans ("Covered Compensation") and years of service with the Corporation and certain of its subsidiaries credited under the plans ("Credited Service"):

                                            Years of Credited Service
                                  ----------------------------------------------
     Average Final Salary            15       20       25       30    35 or more
     --------------------         -------- -------- -------- -------- ----------
     $125,000.................... $ 37,500 $ 46,250 $ 55,000 $ 63,750  $ 72,500
     $250,000.................... $ 54,000 $ 64,500 $ 75,000 $ 85,500  $ 96,000
     $375,000.................... $ 65,250 $ 75,750 $ 86,250 $ 96,750  $107,250
     $500,000.................... $ 76,500 $ 87,000 $ 97,500 $108,000  $118,500
     $625,000.................... $ 87,750 $ 98,250 $108,750 $119,250  $129,750
     $775,000.................... $101,250 $111,750 $122,250 $132,750  $143,250
     $900,000.................... $112,500 $123,000 $133,500 $144,000  $154,500

  Benefits under the Supplemental Retirement Plan are provided for Messrs. Sanford, Shanks and Vojta, all of whom are currently employed by the Corporation. Benefits shown above are computed as a single life annuity and are not subject to deduction for Social Security or other offset amounts. A participant's Covered Compensation is his or her average final salary. "Average Final Salary" under the Pension Plan is the average annual salary, as reported in the Summary Compensation Table, during the 60 consecutive calendar months in the last 120 calendar months of a participant's Credited Service yielding the highest average annual salary (subject to certain limitations on salary under the Internal Revenue Code with respect to tax-qualified plans). Average Final Salary is determined under the Supplemental Retirement Plan in the same manner as under the Pension Plan, except that the lesser of a participant's annual salary or annual cash bonus (as reported in the Summary Compensation Table) is used to calculate such average and a participant's salary is not subject to the limitations under the Internal Revenue Code. Covered Compensation does not include any other compensation included on the Summary Compensation Table. Credited Service under the Pension Plan is the number of years and months worked for the Corporation and certain of its subsidiaries after attaining age 21 and completing one year of service and is limited to 35 years. Credited Service under the Supplemental Retirement Plan only includes service from January 1, 1990.

  As of December 31, 1994, the years of Credited Service for Messrs. Baechle, Manganello, Sanford, Shanks, Vojta and Yates under the Pension Plan, in which each is fully vested (in completed years), was 22, 32, 32, 18, 9 and 22, respectively. Messrs. Sanford, Shanks and Vojta had five years of Credited Service under, and are fully vested in, the Supplemental Retirement Plan. Covered Compensation for Messrs. Baechle, Manganello, Sanford, Shanks, Vojta and Yates as of the end of 1994 was $300,000, $300,000, $750,000, $500,000,
$500,000 and $300,000, respectively, except that, with respect to the Pension Plan, compensation was limited under the Internal Revenue Code to $150,000.

PART II. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

  The Board of Directors, upon the recommendation of its Audit Committee, comprised solely of non-officer directors, which reviewed the professional competence of the firm and its audit program, has appointed Ernst & Young, certified public accountants, as the independent auditor for 1995, subject to stockholder approval. Since 1987, this firm or its predecessor, Arthur Young & Company, has served as the independent auditor for the Corporation and its principal subsidiary, Bankers Trust Company.

  Representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Ratification of the appointment of Ernst & Young as the independent auditor would require an affirmative vote of a majority of the votes cast by the holders of the Common Stock at the Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITOR FOR 1995. THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

PART III. STOCKHOLDER RESOLUTIONS

  The Corporation has been informed by certain stockholders that they plan to submit resolutions at the Annual Meeting. The Board of Directors and Management believe that adoption of these resolutions is not in the best interests of the Corporation and recommend a vote AGAINST each of them. An affirmative vote of a majority of the votes cast by holders of the Common Stock at the Annual Meeting would be required for the adoption of these resolutions, which are set forth below:

  STOCKHOLDER PROPOSAL RELATING TO POLITICAL PRACTICES

  The Corporation has been informed by Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, the owner of 100 shares, that she intends to introduce the following resolution:

  "RESOLVED: That the stockholders of Bankers Trust New York Corporation assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

    (a) The handing of contribution cards of a single political party to an employee by a supervisor.

    (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

    (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

    (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

    (e) Placing a preponderance of contribution cards of one party at mail station locations."

  "REASONS: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Bankers Trust)."

  "If you AGREE, please mark your proxy FOR this resolution."

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

  The Corporation operates a political action committee, supported by the voluntary contributions of its senior officers, through which donations are made on a non-partisan basis to a political party, candidates or industry trade association political action committees who best represent the Corporation's business views. The Bankers Trust Political Action Committee (the "P.A.C."), administered by five officers representing a cross-section of the firm, was established in 1978 under federal law and is registered with the Federal Election Commission. Participation in the P.A.C. is strictly voluntary; solicitation of contributions is made by the Committee through direct mailings to senior officers who, should they wish to contribute to the P.A.C., may enroll either by authorizing payroll deductions or making a check payable to the Bankers Trust P.A.C. Except with respect to periodic reports filed with the Federal Election Commission and the New York State Board of Elections, contributions to the P.A.C. are strictly confidential. It is the position of the Board of Directors and Management that, since the Corporation does not engage in any of the activities contained in proponent's proposal, proponent's proposal is superfluous and does not warrant consideration by the stockholders. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

  STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

  Mr. John J. Gilbert and Mrs. Margaret R. Gilbert, of 29 East 64th Street, New York, NY 10021-7043, who own 108 shares and 200 shares, respectively, have stated their intention to submit the following resolution:

  "RESOLVED: That the stockholders of Bankers Trust New York Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

  "REASONS: Continued strong support along the lines we suggest were shown at the last annual meeting when 14,800,000 shares, approximately 21.8%, were voted in favor of this proposal."

  "A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors."

  "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies."

  "We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion."

  "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting."

  "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 they raised their dividend. We believe that Bankers Trust should follow these examples."

  "If you agree, please mark your proxy for this resolution, otherwise it is automatically cast against it, unless you have marked to abstain."

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 4 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

  Cumulative voting proposals for the election of directors have been rejected in the past by the Corporation's stockholders. The Board of Directors and Management continue to oppose this proposal because of the potential abuse and the history of the use of cumulative voting by those with special interests not common to stockholders generally. The size and diversity of the Corporation require a cohesive group of directors able to work together effectively for the benefit of all stockholders. Cumulative voting could result in the election of directors who are partisans of a particular group with special interests possibly inimical to the best interests of the Corporation and its stockholders. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

  STOCKHOLDER PROPOSAL ON STRUCTURAL ADJUSTMENT PROGRAMS RELATING TO LOANS TO
   DEVELOPING COUNTRIES

  Two stockholders, The Sisters of Charity of Saint Vincent de Paul of New York, Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, NY 10471, owners of 100 shares, and The Missionary Oblates of Mary Immaculate, the "Society of Oblate Fathers for Missions among the Poor", 8818 Cameron Street, Silver Spring, MD 20910-4113, owners of 1,000 shares, have stated their intention to submit the following resolution:

  "Our bank has outstanding loans in many developing countries currently undergoing austerity and structural adjustment programs strongly urged by the International Monetary Fund and World Bank. These programs aim to stabilize heavily indebted economies and enable countries to service their debts."

  "However, we believe that while these policies press debtor nations to pay interest, they often erode those countries' human and natural resources and productive capacity, increase their domestic inequities and international dependency, and undermine their long-term capacity to repay their actual debts."

  "Structural adjustment programs typically include:

    . Export promotion strategies including removal of import tariffs, reducing local industries' ability to compete against foreign companies, and deregulation, which often increases destructive exploitation of human and natural resources,

    . Cuts in spending for health, education and housing,

    . Wage controls and reduction of subsidies for basic products, which shrink workers' real incomes,

    . Restricted domestic credit and higher interest rates, limiting entrepreneurial possibilities for small producers (especially women),

    . Higher taxes which fall disproportionately on poor and working people,

    . Wholesale privatization of state-owned (often profitable) enterprises, which reduce government assets available to finance future infrastructural and social development and repay debts."

  "We believe adjustment programs have contributed heavily to the following circumstances:

      Brazil: Real minimum wages dropped 40% during the 1980's, as the percentage of Brazilians in poverty rose from 24% to 39%. Today more than one in five confronts hunger daily.

      Nicaragua: Un- and underemployment totals 60%, while teachers, nurses and policemen earn less than the official subsistence level. Cuts in spending for health and sanitation fuel cholera and malaria epidemics, and the reemergence of diseases previously eradicated by national programs. Hunger and starvation cause more deaths than ever in Nicaragua's history. Privatization measures provoked massive strikes, while other adjustment policies sparked armed rebellions.

      Peru: Infant mortality has risen to 60 deaths per 1000 live births nationally, and 260/1000 in southern regions. Primary school enrollment has dropped 11%, as fewer families can afford the fees. Programs to cushion the adjustment programs' impact since 1990 have been grossly underfunded and underspent.

      Philippines: Half the population (and 75% of rural dwellers) are un-or underemployed. Starvation has doubled since 1985. Tight money policies have resulted in usurious interest rates (up to 400%) for small farmers. Poverty and unemployment, reportedly exacerbated by structural adjustment, drive landless poor to migrate seeking food and work-devastating forests, soil and fisheries. Debt service absorbs 40% of the national budget and 31% of export earnings, limiting resources available for development."

  "We believe these issues warrant our bank's attention since they affect its creditors, customers and potential markets."

  "RESOLVED: Shareholders request our bank prepare a report stating its official position on structural adjustment programs and analyzing those programs' impact where the bank has outstanding loans, including debtor countries'

    . Ability to pay our bank's loans

    . Present and future labor forces

    . Natural resources

    . Social and political stability

    . Potential for sustainable, democratic development."

  "This report should be prepared at a reasonable cost and excluding confidential information."

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 5 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

  The IMF and World Bank assist their member countries to establish conditions that will yield balance of payments viability, price stability and growth rates that support steady improvement in living standards. These agencies recognize that development is a long haul process. The choice of policies in these adjustment programs, therefore, result from extensive negotiations between the agencies and the country authorities. The programs ultimately reflect the views of the agencies and the particular governments, as well as prevailing circumstances in the country and in the global economy and financial markets.

  IMF and World Bank policy measures aim to correct distortions in the country's incentive structures in order to improve savings, encourage productive investment, induce a shift of resources to the export sector and strengthen the base of the economy. This typically entails a shift away from direct controls and market intervention toward greater reliance on market forces. We recognize that not every country undergoing a structural adjustment program automatically enjoys improved economic conditions; but the chances are greatly improved. Indeed, Peru, Brazil and the Philippines have been enjoying particularly robust growth in recent years. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

PART IV. OTHER MATTERS

  Management does not know of any other matters that may be presented. If other matters should properly come before the Annual Meeting, or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the stock represented by them in accordance with their best judgment pursuant to the discretionary authority included in the proxy.

  The cost of soliciting proxies will be paid by the Corporation. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or telecopier by regular employees of the Corporation and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Corporation will reimburse them for the expense of doing so. Kissel-Blake Inc., New York, New York, has been retained to aid in the solicitation of proxies for a fee of $17,500 plus out-of-pocket expenses.

  Any stockholder executing the enclosed form of proxy may revoke it at any time before it is exercised. A proxy may be revoked by delivering to the Corporation a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Where the stockholder specifies a choice with respect to any matter to be acted upon, the shares represented by the proxy will be voted in accordance with such specifications. If not otherwise specified in the proxy, the shares will be voted in the election of directors for the nominees listed in Part I, for ratification of the appointment of the independent auditor, as described in Part II, and will be voted against each of the stockholder proposals described in Part III. If a duly executed proxy card is not returned, the shares cannot be voted except by voting in person or by a duly executed proxy presented at the Annual Meeting.

  STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

  A stockholder proposal must be received by the Corporation by November 14, 1995 to be eligible for inclusion in the Proxy Statement for the 1996 Annual Meeting of Stockholders.

                                          By order of the Board of Directors

                                          /s/ James T. Byrne, Jr.

                                              JAMES T. BYRNE, JR.
                                              Secretary

                            GRAPHICS APPENDIX LIST

PAGE WHERE
GRAPHIC
APPEARS                     DESCRIPTION OF GRAPHIC OR CROSS REFERENCE
- - --------------------------------------------------------------------------------
2                           Photo of George B. Beitzel, Phillip A. Griffiths,
                            William R. Howell and Jon M. Huntsman
- - --------------------------------------------------------------------------------
3                           Photo of Vernon E. Jordan, Jr., Hamish Maxwell,
                            Donald F. McCullough, N.J. Nicholas Jr.,
                            Russell E. Palmer
- - --------------------------------------------------------------------------------
4                           Photo of Charles S. Sanford, Jr., Eugene B. Shanks,
                            Jr., Patricia Carry Stewart, George J. Vojta
- - --------------------------------------------------------------------------------
17                          Performance Graphs

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